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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-71279 of NTL Incorporated on Form S-4 of our report dated February 27, 1998 (March 16, 1998 as to Note 3), appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and subsidiaries.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


                                                    /s/ Deloitte & Touche


Birmingham, England
February 11, 1999